Exhibit 10.74

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is entered into March 4, 2013, by and between Joseph M. Goodman, an individual resident of the State of Texas (“Seller”), and Goodman Networks Incorporated, a Texas corporation (“Purchaser”).

Seller and Purchaser are parties to the Fifth Amended and Restated Shareholders’ Agreement, dated June 23, 2011, as such agreement has been amended from time to time (the “Shareholders’ Agreement”).

Seller wants to sell to Purchaser, and Purchaser wants to acquire from Seller, 14,688 shares of Common Shares owned and held by Seller (the “Purchased Shares”).

Seller and Purchaser agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not defined in this agreement have the meanings ascribed to them in the Shareholders’ Agreement. Unless the context otherwise requires, the following terms have the following meanings:

“Closing” has the meaning specified in section 5.1.

“Closing Date” has the meaning specified in section 5.1.

“Common Shares” means the Purchaser’s common stock, par value $0.01.

“Contract” means any agreement, contract or other binding commitment, understanding, arrangement or plan, written or oral (including any amendments and other modifications thereto) to which a Person is a party or to which it or its assets are subject or bound.

“Governmental Authority” means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over Seller or Purchaser or any of their respective properties or assets.

“Lien” means any lien, mortgage, security interest, pledge, deposit, claim, production payment, restriction, burden, encumbrance, right of purchase, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

“Material Adverse Effect” means any result, occurrence, condition, fact, change, violation, event or effect of any of the foregoing (whether or not (i) foreseeable or known as of the date of this agreement or the Closing Date or (ii) covered by insurance) that, individually or in the aggregate with any such other results, occurrences, facts, changes, violations, events or effects, is or could reasonably be expected to be (whether or not such result, occurrence, condition, fact, change, violation, event or effect has, during the period or at any time in question, manifested itself in the historical financial statements of the applicable party) materially adverse to the ability of such party to perform its obligations under or consummate the transactions contemplated by the Transaction Documents.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, bank, association, limited liability company, trust, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

“Purchase Price” has the meaning specified in section 2.2.

“Transaction Documents” means this agreement and all agreements, instruments and documents that are contemplated by the terms of this agreement to be signed and/or delivered by Seller to Purchaser or Purchaser to Seller at the Closing.

1.2 References, Gender, Number. All references in this agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the corresponding exhibits, schedules, articles, sections, subsections and other subdivisions of this agreement unless expressly stated otherwise. Headings appearing at the beginning of any articles, sections, subsections or other subdivisions of this agreement are for convenience only, do not constitute any part of such articles, sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “herein,” “hereby,” “hereunder,” “hereof” and words of similar import refer to this agreement as a whole and not to any particular subdivision, unless expressly so limited. The words “this section,” “this subsection,” and words of similar import, refer only to the sections or subsections, respectively, hereof in which such words occur. The word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine, or neuter genders will be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form will be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms mean and include the singular and plural and the conjunctive and disjunctive forms.

ARTICLE II

PURCHASE AND SALE OF THE PURCHASED SHARES

2.1 Purchase and Sale of the Purchased Shares. On and subject to the terms and conditions set forth in this agreement, at Closing Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Purchased Shares, free and clear of all Liens.

2.2 Purchase Price. The aggregate purchase price payable by Purchaser to Seller in consideration for the Purchased Shares is $1,214,697.60 (“Purchase Price”).

2.3 Payment Terms. At the Closing, Purchaser shall pay to Seller the Purchase Price in cash or by wire transfer of immediately available funds to an account designated by Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

(a) Organization. Purchaser is a (i) corporation duly organized, validly existing and in good standing under the laws of the State of Texas and (ii) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted.

(b) Authority and Enforceability. Purchaser has the requisite power and authority to enter into and deliver this agreement and the other Transaction Documents to which it is or, when executed after the date of this agreement will be, a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this agreement and the other Transaction Documents to which it is or, when executed after the date of this agreement, will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Purchaser, and no other proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this agreement and the other Transaction Documents to which it is or, when executed after the date of this agreement will be, a party or to consummate the transactions contemplated hereby and thereby. This agreement and the other Transaction Documents to which Purchaser is or, when executed after the date of this agreement will be, a party have been or will be duly and validly executed and delivered by Purchaser and constitute, or will constitute, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms.

(c) No Violations. The execution and delivery of each Transaction Document to which Purchaser is or, when executed after the date of this agreement will be, a party do not or will not, and the consummation of the transactions contemplated hereby and thereby and compliance by Purchaser with the provisions hereof or thereof will not (with or without notice or lapse of time or both), violate, conflict with, result in any violation or breach of or default under, give rise to a right of termination, cancellation, amendment, modification, payment or acceleration of any obligation, a right to impose any fine or penalty, a right to purchase or foreclose upon any of the properties or assets of Purchaser or the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Purchaser under, any provision of: (i) the Amended and Restated Articles of Incorporation or other organizational documents of Purchaser, (ii) any material agreement of Purchaser, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser.

(d) Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of the Transaction Documents to which Purchaser is or, when executed after the date of this agreement, will be a party or the consummation by Purchaser of the transactions contemplated hereby and thereby. No consent is required by any Person, including without limitation under any Contract to which Purchaser is a party or by which any of the assets of Purchaser is bound or subject, in connection with the execution and delivery by Purchaser of the Transaction Documents to which Purchaser is or, when executed after the date of this agreement will be, a party or the consummation by Purchaser of the transactions contemplated hereby and thereby.

(e) Litigation. No litigation, arbitration, investigation or other proceeding, whether at law or equity, civil or criminal in nature, by or before any arbitration or any Governmental Authority is pending or, to the knowledge of Purchaser, threatened against Purchaser or Purchaser’s assets, (i) which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect or (ii) that questions the validity or enforceability of this agreement or the other Transaction Documents to be executed and delivered by Purchaser in connection with the transactions contemplated hereby and thereby.

3.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

(a) Enforceability. This agreement and the other Transaction Documents to which Seller is, or when executed after the date of this agreement will be, a party have been or will be duly and validly executed and delivered by Seller and constitutes, or will constitute, valid and binding obligations of Seller, enforceable against him in accordance with their terms.

(b) No Violations. The execution and delivery of this agreement and the other Transaction Documents to which Seller is or, when executed after the date of this agreement will be, a party do not or will not, and the consummation of the transactions contemplated hereby and thereby and compliance by Seller with the provisions hereof or thereof will not, (with or without notice or lapse of time or both) violate, conflict with, result in any violation of or default under, give rise to a right of termination, cancellation, amendment, modification or acceleration of any obligation or to the loss of a material benefit under, result in the creation of any Lien on any of the properties or assets of Seller under, or give or entitle any Person any right to purchase or foreclose upon any of the assets of Seller under, any provision of: (i) any material agreement of Seller or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller.

(c) Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery by Seller of this agreement and the other Transaction Documents to which he is or, when executed after the date of this agreement will be, a party or the consummation by Seller of the transactions contemplated hereby and thereby. No consent is required by any Person, including without limitation under any Contract to which Seller is a party or by which any assets of Seller are bound or subject, in connection with the execution and delivery by Seller of the Transaction Documents or the consummation by Seller of the transactions contemplated hereby and thereby.

(d) Purchased Shares Ownership. Seller is the holder of record and owns beneficially the Purchased Shares, free and clear of all Liens other than the Shareholders’ Agreement. At the Closing, Purchaser will receive good and valid title to the Purchased Shares, free and clear of all Liens.

(e) Litigation. No litigation, arbitration, investigation or other proceeding, whether at law or equity, civil or criminal in nature, by or before any arbitration or any Governmental Authority is pending or, to the knowledge of Seller, threatened against Seller or Seller’s assets, (i) which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect or (ii) that questions the validity or enforceability of this agreement or the other Transaction Documents to be executed and delivered by Seller in connection with the transactions contemplated hereby and thereby.

ARTICLE IV

CLOSING CONDITIONS

4.1 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby to occur at the Closing are subject to the satisfaction of each the following conditions, unless waived in whole or in part in writing by Purchaser:

(a) The representations and warranties of Seller in this agreement must be true and correct in all material respects (provided that any representation or warranty contained herein that is qualified by a materiality or material adverse effect qualification will not be so qualified for purposes of determining the existence of any breach thereof by Seller) as of the date of this agreement and as of the Closing Date as though made on and as of the Closing Date (except for any representation or warranty that is limited to an earlier date, in which case such representation or warranty shall have been true and correct only as of such earlier date);

(b) Seller must have performed in all material respects all of his obligations required by this agreement to be performed by him on or before the Closing Date;

(c) Seller must have delivered to Purchaser a certificate in form and substance satisfactory to Purchaser, dated the Closing Date and signed by Seller, as to the satisfaction of the conditions in the foregoing subsections;

(d) Seller must have delivered to Purchaser or other specified persons the documents, instruments, certificates and other items required to be delivered by Seller pursuant to section 5.3;

(e) There must not be in effect any temporary restraining order, preliminary or permanent injunction, stay or other order issued by any Governmental Authority preventing the consummation of the transactions contemplated hereby to occur at the Closing; and

(f) No law must have been enacted, issued, enforced, entered, or promulgated that prohibits or makes illegal the consummation of the transactions contemplated hereby.

4.2 Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby to occur at the Closing are subject to the satisfaction of each of the following conditions, unless waived in whole or in part in writing by Seller:

(a) The representations and warranties of Purchaser set forth in this agreement must be true and correct in all material respects (provided that any representation or warranty contained herein that is qualified by a materiality or material adverse effect qualification shall not be so qualified for purposes of determining the existence of any breach thereof by Purchaser) as of the date of this agreement and as of the Closing Date as though made on and as of the Closing Date (except for any representation or warranty that is limited to an earlier date, in which case such representation or warranty shall have been true and correct only as of such earlier date);

(b) Purchaser must have performed in all material respects all obligations under its covenants and agreements required by this agreement to be performed by Purchaser on or before the Closing Date;

(c) Purchaser must have delivered to Seller a certificate, dated the Closing Date and signed by an authorized representative of Purchaser, as to the satisfaction of the conditions in the foregoing subsections;

(d) Purchaser must have delivered to Seller or other specified persons the documents, instruments, certificates and other items required to be delivered by Purchaser pursuant to section 5.2;

(e) There must not be in effect any temporary restraining order, preliminary or permanent injunction, stay or other order issued by any Governmental Authority preventing the consummation of the transactions contemplated hereby to occur at the Closing must be in effect; and

(f) No law must have been enacted, issued, enforced, entered, or promulgated that prohibits or makes illegal the consummation of the transactions contemplated hereby.

ARTICLE V

CLOSING

5.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) will be held at the offices of Goodman Networks Incorporated, 6400 International Parkway, Suite 1000, Plano, Texas 75093 at 10:00 a.m. (or such other location as mutually agreed upon by the parties hereto) on March 5, 2013, after the satisfaction or waiver of all conditions in ARTICLE IV. The actual date on which the Closing takes place is referred to herein as the “Closing Date.”

5.2 Purchaser’s Closing Deliveries. Purchaser shall deliver, or cause to be delivered, at or prior to the Closing, each of the following:

(a) To Seller, the Purchase Price, in cash or by wire transfer in immediately available funds;

(b) To Seller, the documents referred to in subsection 4.2(c) and 4.2(d); and

(c) To the applicable Person, any other agreements, instruments and documents the Transaction Documents require Purchaser to execute and/or deliver at the Closing.

5.3 Seller’s Closing Obligations. Seller shall deliver, or cause to be delivered, at or prior to the Closing, each of the following:

(a) To Purchaser, stock certificates representing the Purchased Shares, accompanied by a stock power duly endorsed in blank, and otherwise in proper form for transfer;

(b) To Purchaser, the document referred to in subsection 4.1(c); and

(c) To the applicable Person, any other agreements, instruments and documents that are required by any of the Transaction Documents to be executed and/or delivered by Seller at the Closing.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement may be terminated at any time prior to the Closing (by written notice of the terminating party to the other party):

(a) by mutual written consent of Purchaser and Seller;

(b) by either Purchaser or Seller if a Governmental Authority shall have issued an order, decree, or ruling or taken any other action, in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this agreement, and such order, decree, ruling, or other action shall have become final and non-appealable;

(c) by Purchaser, if Purchaser is not then in material breach of this agreement, if the conditions set forth in section 4.1 shall have become incapable of fulfillment or cure by March 5, 2013 and shall not have been waived by Purchaser; or

(d) by Seller, if Seller is not then in material breach of this agreement, if the conditions set forth in section 4.2 shall have become incapable of fulfillment or cure by March 5, 2013 and shall not have been waived by Seller.

6.2 Effect of Termination. Upon termination of this agreement pursuant to section 6.1, the undertakings and obligations of the parties set forth herein shall forthwith be of no further force and effect, without any liability or obligation on the part of Seller or Purchaser under this agreement, except that the provisions of this section 6.2, sections 7.1 through 7.10 and ARTICLE I and the undertakings and obligations thereunder shall survive any such termination; provided, however, that no such termination shall relieve Seller or Purchaser from any liability or damages resulting from an intentional breach of this agreement prior to such termination. The parties acknowledge and agree that any claim for damages due to an intentional breach of this agreement must be brought within 45 days after the date on which this agreement is terminated.

ARTICLE VII

MISCELLANEOUS

7.1 Amendment and Modification. This agreement may not be amended except by an instrument in writing signed by the parties hereto.

7.2 Severability. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Governmental Authority making such determination is authorized and instructed to modify this agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

7.3 Expenses and Obligations. Except as otherwise expressly provided in this agreement or as provided by law, whether or not the Closing shall occur, all costs and expenses incurred by the parties hereto in connection with the negotiation of and preparation for the transactions contemplated hereby shall be borne solely and entirely by the party that has incurred such costs and expenses.

7.4 Parties in Interest. This agreement shall be binding upon and inure solely to the benefit of each party hereto and their executors, successors, permitted assigns and permitted transferees, and nothing in this agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this agreement.

7.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopy, by facsimile, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to Purchaser, to:

  Goodman Networks Incorporated

  6400 International Parkway, Suite 100

  Plano, Texas 75093

  Attention: John A. Goodman, Executive Chairman

  Telephone No.: (972) 406-9692

(b)	If to Seller, to Seller’s address on the records of Purchaser.

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if by telecopy or facsimile, three business days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one business day after the date of sending, if sent by Federal Express or other recognized overnight courier.

7.6 Counterparts. This agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

7.7 Entire Agreement. This agreement (which term shall be deemed to include the attachments hereto), the other Transaction Documents and the other certificates, documents and instruments pursuant hereto and thereto constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, covenants or agreements between the parties relating to the subject matter hereof other than those expressly set forth in this agreement and the other Transaction Documents.

7.8 Governing Law. This agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Texas (excluding Texas choice-of-law principles that may require the application of another state’s law).

7.9 Assignment. Neither this agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise. Any attempted assignment in violation of this section 7.9 shall be null and void ab initio.

7.10 Headings. The headings of this agreement are for convenience of reference only and are not part of the substance of this agreement.

7.11 Survival of Representations, Warranties and Covenants. All representations and warranties contained in this agreement and all covenants to be performed on or before Closing contained in this agreement shall survive the Closing until eighteen months after the Closing Date, except that (i) representations and warranties in section 3.1(b), 3.1(d), section 3.2(a), section 3.2(c) and section 3.2(d) shall survive indefinitely. Except with regard to any claim for a breach of section 3.1(b), 3.1(d), section 3.2(a), section 3.2(c) and section 3.2(d), any claim for a breach of a representation, warranty or covenant to be performed on or before Closing contained in this agreement must be brought during such eighteen month period. Covenants to be performed following the Closing shall continue as set forth in this agreement.

[SIGNATURE PAGE FOLLOWS]

This agreement has been signed below by or on behalf of each of the parties on the date indicated.

PURCHASER:

Goodman Networks Incorporated

By: /s/ Ron B. Hill

Name: Ron B. Hill

Title: CEO

Date: March 4, 2013

SELLER:

/s/ Jody Goodman

Joseph M. Goodman

Date: March 4, 2013